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                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Tab Products Co. on Form S-8 of our report dated December 8, 1999 included in the Annual Report on Form 11-K of the Tab Products Co. Tax Deferred Savings Plan for the year ended May 31, 1999.


     /s/ Mohler, Nixon & Williams, Accountancy Corporation
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MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
September 18, 2000